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                                                                    EXHIBIT 23.3

                                 CONFIDENTIAL


NetRatings, Inc.
830 Hillview Court, Ste. 225
Milpitas, CA  95035
Attention:  Stephen Gross

Dear Stephen Gross:

     We would like to include this reference: "Among the average monthly page views measured for the Nielsen/NetRatings home Internet user sample in June 1999, the top ten search engine/portal domains made up 20%. The top ten domains in June 1999 include yahoo.com, aol.com, msn.com, netscape.com, go.com, excite.com, lycos.com, altavista.com, snap.com and infospace.com.", in a registration statement to be filed by our company with the Securities and Exchange Commission ("SEC") regarding a proposed initial public offering. We request that you kindly sign below to indicate your consent to such references and your agreement to permit us to file such consent with the SEC if needed. Please return the signed copy to me by fax (508-357-8880) and send the original to me via regular mail. If you have any questions regarding this matter, please call me at (508) 357-8888. Lastly, we request that you treat the foregoing information as strictly confidential until we file a registration statement with the SEC. Thank you for your help.

                                                 Sincerely,



Acknowledgement:

NetRatings, Inc.

By:     /s/ Stephen Gross
Title:  Vice President Finance
Date:   8/2/99

* The data may be used for the above referenced purpose subject to the terms and conditions of the attached license agreement including but not limited to warranty and liability contained in sections 6, 7, 8 and 9 thereto.

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                     NIELSEN NETRATINGS LICENSE AGREEMENT


This agreement ("Agreement") is entered into as of the 2nd day of August, 1999 ("Effective Date"), by and between "Customer" identified below and NetRatings, Inc. ("NRI") (each a "Party" and collectively the "Parties").

NRI and Nielsen Media Research, Inc. ("NMR") offer the Nielsen NetRatings service, which involves gathering, processing, and distributing certain demographic information and other information regarding the use of the World Wide Web.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1. As used in this Agreement, the following capitalized terms have the meanings provided below:

     (a) "Sites" shall mean the number of Passwords (as defined below) to be
          -----
provided to Customer, listed on the signature page.

     (b) "Price" shall mean the amount to be paid by Customer to NRI, listed on
          -----
the signature page.

     (c) "Confidential Information" shall mean the Web Information and every
          ------------------------
Password. Notwithstanding the foregoing, Confidential Information shall exclude information that Customer can demonstrate: (i) was independently developed by Customer without use of NRI's or NMR's Confidential Information or by Customer's employees or contractors who have not been exposed to NRI's or NMR's Confidential Information; (ii) becomes known to Customer, without restriction, from a source other than NRI or NMR without breach of this Agreement and that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of Customer; or (iv) was rightfully known to Customer, without restriction, at the time of disclosure.

     (d) "Password" shall mean a password that, for a limited time, grants one
          --------
(1) Customer Site access to the Web Information.

     (e) "Web Information" shall mean the demographic and other information
          ---------------
provided by NRI hereunder regarding certain individuals' use of the World Wide Web.

2. NRI shall use commercially reasonable efforts to make the Web Information available to Customer. As of the Effective Date, NRI presents the Web Information in "Quick Looks" and "Select Views" format, as such formats are described in the data sheet. For the purposes of this agreement, the Web Information shall also include (i) a list of the top 5,000 websites, as ranked by unique audience, once monthly, for each of the twelve (12) months of this agreement and (ii) E-Commerce Strategy Reports:
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"Commerce Data," Spotlight" and "Hot & Not" for the first six (6) months of this agreement and (iii) E-Commerce Strategy Report "Trends" for the first nine (9) months of this agreement. NRI may change the format of such presentation, and the character and content of the Web Information, in NRI's sole discretion.

3. Within five (5) days of the Effective Date, NRI shall provide to Customer the Sites number of Passwords. Customer acknowledges agrees to use each Password to gain access to the Web Information for only one (1) individual at a time. From time to time during the Term, NRI may change passwords for security reasons, in NRI's sole discretion.

4. Within thirty (30) days of the Effective Date, Customer shall pay to NRI the Price set forth below on the signature page.

5. Customer may use the Web Information for its own internal use. In addition, Customer may disclose the Web Information, in summarized or aggregated form only: (1) to its employees, directors or contractors, or in connection with presentations made to Customer's clients, customers, advertisers and advertising agencies; and (2) only to the extent such individuals or entities have a need for such information in their duties on behalf of or business with Customer. Customer shall ensure that each presentation slide, presentation transparency and other document containing any Web Information indicates "Nielsen NetRatings" is the source of and copyright owner of such information and that NRI reserves all of its rights therein. Any use of Web Information in advertising shall be subject to the prior written consent of NRI. Notwithstanding any other provision of this Agreement, Customer may not provide any Confidential Information to any third party in exchange for any payment or compensation of any kind. Except as allowed in this Section 5, Customer shall use the same care in maintaining the secrecy of all Confidential Information as it would its own most valued trade secrets, but in no case less than reasonable care. Customer also agrees that it will not use, or permit or allow the use of, any Web Information in any legal proceedings (including, but not limited to, any use in litigation and/or use with any governmental investigatory, regulatory or other body or authority).

6. THE WEB INFORMATION AND ALL OTHER ITEMS OR GOODS PROVIDED OR MADE AVAILABLE TO CUSTOMER HEREUNDER ARE SO PROVIDED OR MADE AVAILABLE "AS IS," "WITH ALL FAULTS" AND WITHOUT WARRANTY OF ANY KIND. NRI HEREBY DISCLAIMS ALL WARRANTIES IN CONNECTION THEREWITH AND HEREWITH, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. NRI makes no, and hereby disclaims any,, warranty of accuracy, completeness, warranty of continuous availability, or usefulness of the Web Information.

7. IN NO EVENT SHALL NRI BE LIABLE TO CUSTOMER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, RELIANCE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, SAVINGS OR
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REVENUES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE),
PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT NRI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

8. NRI'S TOTAL AGGREGATE LIABILITY TO CUSTOMER FOR ANY KIND OF LOSS, DAMAGE, EXPENSE OR LIBILITY, UNDER ANY THEORY OF LIABILITY, SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID IN CASH OR IN KIND BY CUSTOMER TO NRI HEREUNDER.

9. The limitations, specified in Section 7 and 8 shall survive and apply even if any limited remedy specified in this Agreement is found to have foiled of its essential purpose.

10. This Agreement shall commence on the Effective Date and continue in full force and 3effect for a period of one (1) Year thereafter (such period, the "Term"), unless earlier terminated in accordance with the express provisions of this Agreement. Sections 1 and 5-19, and all rights and obligations thereunder shall survive the expiration or any termination of this Agreement and shall continue in perpetuity. Notwithstanding the foregoing, upon any expiration or termination of this Agreement, all rights granted to Customer by NRI hereunder shall immediately terminate and Customer shall not use any Web Information or Passwords for any purpose.

11. If Customer defaults in the performance of any of its obligations hereunder, NRI may, at its option, render inoperable any Password provided to Customer and terminate this Agreement.

12. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. WITHOUT REGARD TO ITS CHOICE OF LAWS PRINCIPLES. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN CALIFORNIA.

13. Customer shall not assign this Agreement without the express written consent of NRI, granted in it sole discretion.

14. The failure of either Party at any time to require performance by the other Party of any provisions of this Agreement shall in no way effect that Party's right to enforce such provisions, nor shall the waiver by either Party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision.

15. All notices hereunder shall be in writing and shall be either hand delivered, sent by fax or recognized overnight courier, or deposited in the U.S. mail addressed by registered or certified mail, in each case if to Customer, at the address set forth on the signature page or to such other address as shall be specified by Customer in a future notice to NRI, and if to NRI, at 830 Hillview Court., Suite 225, Milpitas, CA 95035, Attention: Vice President of Finance, or to such other address as shall be specified by NRI in a future notice to Customer, and all such notices, if not earlier received, shall be deemed received at the time of hand delivery or fax transmission, on the next business day after delivery to the overnight courier or three (3) business days after deposit in the mail, as aforesaid.

16. The terms and conditions herein constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous and contemporaneous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter herein.

17. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be deemed an original, and all of which shall constitute on and then same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

Customer:  Be Free, Inc.                        NetRatings, Inc.
                                                830 Hillview Court, Ste. 225
Address:                                        Milpitas, CA  95035
                                                Date:  8/2/99
                                                Number of Sites:  1
Date:  8/2/99                                   Signature:  /s/ Clayton Sasse

Price:

Signature: /s/ Thomas Gerace